Exhibit 99.1

OP BANCORP REPORTS NET INCOME FOR SECOND QUARTER 2025
OF $6.3 MILLION AND DILUTED EARNINGS PER SHARE OF $0.42

Second Quarter 2025 Highlights compared with First Quarter 2025:
•Financial Results:
◦Net income of $6.3 million, compared to $5.6 million
◦Diluted earnings per share (“EPS”) of $0.42, compared to $0.37
◦Net interest income of $19.7 million, compared to $17.4 million
◦Net interest margin of 3.23%, compared to 3.01%
◦Provision for credit losses of $1.2 million, compared to $736 thousand
◦Total assets of $2.56 billion, compared to $2.51 billion
◦Gross loans of $2.07 billion, compared to $2.04 billion
◦Total deposits of $2.25 billion, compared to $2.19 billion
•Credit Quality:
◦Allowance for credit losses on loans to gross loans of 1.27%, compared to 1.24%
◦Net charge-offs (1) to average gross loans of 0.06%, compared to 0.02%
◦Loans past due 30-89 days to gross loans of 0.47%, compared to 0.32%
◦Nonperforming loans to gross loans of 0.43%, compared to 0.51%
◦Criticized loans (2) to gross loans of 1.15%, compared to 1.13%
•Capital Levels:
◦Remained well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 11.01%
◦Book value per share increased to $14.36, compared to $14.09
◦Paid quarterly cash dividend of $0.12 per share for the periods
___________________________________________________________
(1)Annualized.
(2)Includes special mention, substandard, doubtful, and loss categories.
LOS ANGELES, July 24, 2025 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported its financial results for the second quarter of 2025. The Company reported net income of $6.3 million, or $0.42 diluted EPS, compared with $5.6 million, or $0.37 diluted EPS, for the first quarter of 2025, and $5.4 million, or $0.36 per diluted EPS, for the second quarter of 2024.

Sang K. Oh, President and Chief Executive Officer:

“I am honored to step into the role of Chief Executive Officer. As we look ahead, my priorities will be to strengthen our core banking operations, deepen customer engagement, and uphold the highest standards of trust and compliance. I am committed to delivering long-term value for our shareholders, supporting our customer’s financial goals, empowering our talented teams, and fostering a culture of integrity across the Company,” said Sang K. Oh, President and Chief Executive Officer.

Mr. Oh continued, “This was a solid quarter for OP Bancorp as we continued to execute on our clearly defined path to enhanced profitability. Our results were highlighted by sustained growth in loan and deposit portfolios, an expanded net interest margin, a more favorable deposit mix and an improved efficiency, all while continuing to maintain strong credit quality and capital position. We are also proud to announce the opening of our new full-service branch in Garden Grove, California, further expanding our footprint and enhancing accessibility for our customers in the region,” said Sang K. Oh, President and Chief Executive Officer.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Quarter			% or Basis Point Change 2Q2025 vs.
	2Q2025	1Q2025	2Q2024	1Q2025	2Q2024
Selected Income Statement Data:
Net interest income	$19,721	$17,418	$16,194	13%	22%
Provision for credit losses	1,206	736	617	64	95
Noninterest income	3,968	4,816	4,184	(18)	(5)
Noninterest expense	14,037	13,814	12,189	2	15
Income tax expense	2,113	2,124	2,136	(1)	(1)
Net income	6,333	5,560	5,436	14	17
Diluted EPS	0.42	0.37	0.36	14	17
Selected Balance Sheet Data:
Gross loans	$2,071,580	$2,043,885	$1,870,106	1%	11%
Total deposits	2,254,728	2,189,871	1,940,821	3	16
Total assets	2,563,595	2,512,971	2,290,680	2	12
Average loans (1)	2,095,168	2,005,044	1,843,284	4	14
Average deposits	2,223,575	2,083,890	1,970,320	7	13
Credit Quality:
Nonperforming loans	$8,916	$10,412	$4,389	(14)%	103%
Nonperforming loans to gross loans	0.43%	0.51%	0.23%	(8) bps	20 bps
Criticized loans (2) to gross loans	1.15	1.13	0.88	2 bps	27 bps
Net (charge-offs) recoveries (3) to average gross loans	(0.06)	(0.02)	0.00	(4) bps	(6) bps
Allowance for credit losses on loans to gross loans	1.27	1.24	1.22	3 bps	5 bps
Allowance for credit losses on loans to nonperforming loans	295	244	519	51%	(224)%
Financial Ratios:
Return on average assets ("ROA") (3)	1.00%	0.92%	0.95%	8 bps	5 bps
Return on average equity ("ROE") (3)	11.97	10.73	11.23	124 bps	74 bps
Net interest margin (3)	3.23	3.01	2.96	22 bps	27 bps
Efficiency ratio (4)	59.25	62.13	59.81	(288) bps	(56) bps
CET1 capital	11.01	10.97	12.01	4 bps	(100) bps
Tier 1 leverage capital	8.96	9.22	9.28	(26) bps	(32) bps
Book value per common share	$14.36	$14.09	$13.23	2%	9%

(1)Includes loans held-for-sale.
(2)Includes special mention, substandard, doubtful, and loss categories.
(3)Annualized.
(4)Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 2Q2025 vs.
	2Q2025	1Q2025	2Q2024	1Q2025	2Q2024
Interest Income
Interest income	$37,665	$34,859	$34,357	8%	10%
Interest expense	17,944	17,441	18,163	3	(1)
Net interest income	$19,721	$17,418	$16,194	13%	22%

($ in thousands)	For the Three Months Ended						Average Yield/Rate Change 2Q2025 vs.
	2Q2025		1Q2025		2Q2024
	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	1Q2025	2Q2024
Interest-earning Assets:
Loans	$34,263	6.56%	$31,689	6.39%	$30,605	6.67%	17 bps	(11) bps
Total interest-earning assets	37,665	6.18	34,859	6.04	34,357	6.29	14 bps	(11) bps
Interest-bearing Liabilities:
Interest-bearing deposits	17,475	4.18	16,608	4.31	17,343	4.84	(13) bps	(66) bps
Total interest-bearing liabilities	17,944	4.18	17,441	4.31	18,163	4.81	(13) bps	(63) bps
Ratios:
Net interest income / interest rate spreads	19,721	2.00	17,418	1.73	16,194	1.48	27 bps	52 bps
Net interest margin		3.23		3.01		2.96	22 bps	27 bps
Total deposits / cost of deposits	17,475	3.15	16,608	3.23	17,343	3.54	(8) bps	(39) bps
Total funding liabilities / cost of funds	17,944	3.17	17,441	3.27	18,163	3.57	(10) bps	(40) bps

(1)Annualized.

($ in thousands)	For the Three Months Ended						Average Yield Change 2Q2025 vs.
	2Q2025		1Q2025		2Q2024
	Interest Income	Average Yield(1)	Interest Income	Average Yield(1)	Interest Income	Average Yield(1)	1Q2025	2Q2024
Loan Yield Component:
Contractual interest rate	$33,405	6.39%	$31,240	6.30%	$29,719	6.48%	9 bps	(9) bps
Accretion of SBA loan discount(2)	785	0.15	683	0.14	1,087	0.24	1 bps	(9) bps
Amortization of net deferred fees	(42)	(0.01)	(106)	(0.02)	(44)	(0.01)	1 bps	0 bps
Amortization of premium	(392)	(0.07)	(490)	(0.10)	(396)	(0.09)	3 bps	2 bps
Net interest recognized on nonaccrual loans	(36)	(0.01)	43	0.01	(3)	(0.00)	(2) bps	(1) bps
Prepayment penalty income and other fees(3)	543	0.11	319	0.06	242	0.05	5 bps	6 bps
Yield on loans	$34,263	6.56%	$31,689	6.39%	$30,605	6.67%	17 bps	(11) bps

(1)Annualized.
(2)Includes discount accretion from SBA loan payoffs of $293 thousand, $193 thousand and $564 thousand for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
(3)Includes prepayment penalty income of $148 thousand, $67 thousand and $26 thousand for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively, from Commercial Real Estate (“CRE”) loans.

Second Quarter 2025 vs. First Quarter 2025
Net interest income increased $2.3 million, or 13%, primarily due to loan growth, higher loan yields and lower deposit costs, partially offset by deposit growth. Net interest margin increased 22 basis points to 3.23% from 3.01%.
◦Interest income on loans increased $2.6 million, primarily driven by a $90.1 million increase in average loan balances and a 17 basis point improvement in loan yields, reflecting higher new loans rates compared to the prior quarter. The increase in loan yields also benefited from higher prepayment penalties and other related income, and lower amortization of premiums.
◦Interest expense on deposits increased $867 thousand, primarily due to a $114.2 million increase in average interest-bearing deposit balances, partially offset by a 13 basis point decline in interest-bearing deposit costs, reflecting the repricing of time deposits in response to the downward shift in federal funds rate that begun in the latter part of 2024.

Second Quarter 2025 vs. Second Quarter 2024
Net interest income increased $3.5 million, or 22%, primarily due to loan growth. Net interest margin increased 27 basis points to 3.23% from 2.96%.
◦Interest income on loans increased $3.7 million, primarily driven by a $251.9 million increase in average loan balances, partially offset by an 11 basis point decline in loan yields. The decline in loan yields was attributable to new loan originations at lower rates following the recent decrease in the federal funds rate.
◦Interest expense on deposits remained relatively unchanged, as the impact of a $234.9 million increase in average interest-bearing deposit balances was offset by a 66 basis point decline in interest-bearing deposit costs. The decline in deposit costs was primarily due to the repricing of deposit products in response to the recent decrease in federal funds rate.

Provision for Credit Losses

($ in thousands)	For the Three Months Ended			$ Change 2Q2025 vs.
	2Q2025	1Q2025	2Q2024	1Q2025	2Q2024
Provision for credit losses on loans	$1,255	$687	$627	$568	$628
Provision for (reversal of) credit losses on off-balance sheet exposure	(49)	49	(10)	(98)	(39)
Provision for credit losses	$1,206	$736	$617	$470	$589

Second Quarter 2025 vs. First Quarter 2025
Provision for credit losses on loans increased $568 thousand, primarily due to higher historical loss factors from risk rating downgrades within the CRE portfolio and net charge-offs recognized during the quarter, partially offset by an improved qualitative outlook.

Second Quarter 2025 vs. Second Quarter 2024
Provision for credit losses on loans increased $628 thousand, primarily due to higher historical loss factors from risk rating downgrades and net charge-offs recognized during the quarter, partially offset by an improved qualitative outlook.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 2Q2025 vs.
	2Q2025	1Q2025	2Q2024	1Q2025	2Q2024
Noninterest Income
Service charges on deposits	$1,017	$1,000	$793	2%	28%
Loan servicing fees, net of amortization	900	1,007	575	(11)	57
Gains on sale of loans	1,441	2,019	2,325	(29)	(38)
Other income	610	790	491	(23)	24
Total noninterest income	$3,968	$4,816	$4,184	(18)%	(5)%

Second Quarter 2025 vs. First Quarter 2025
Noninterest income decreased $848 thousand, or 18%, primarily due to lower gains on sale of loans, other income and loan servicing fees.

◦Gains on sale of loans declined $578 thousand, primarily due to reduced SBA loan sale activity and lower average premium rates. During the quarter, the Bank sold $25.3 million in SBA loans at an average premium rate of 7.05%, compared to the sale of $31.1 million at an average premium rate of 8.08%.
◦Other income decreased $180 thousand, primarily due to a reduction in credit-related fees collected.
◦Loan servicing fees, net of amortization, decreased $107 thousand, primarily due to increased amortization of servicing assets, driven by elevated payoff activities in servicing portfolio.

Second Quarter 2025 vs. Second Quarter 2024
Noninterest income decreased $216 thousand, or 5%, primarily due to lower gains on sale of loans, partially offset by higher loan servicing fees and service charges on deposits.
◦Gain on sale of loans declined $884 thousand, primarily due to reduced SBA loan sale activity and lower average premium rates. The Bank sold $25.3 million in SBA loans at an average premium rate of 7.05%, compared to the sale of $32.1 million at an average premium rate of 8.58%.
◦Loan servicing fees, net of amortization, increased $325 thousand, primarily due to reduced amortization expense of servicing assets, resulting from decreased loan payoff activities.
◦Service charges on deposits increased $224 thousand, primarily driven by higher deposit analysis fees, reflecting continued growth in the number of business customer accounts.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 2Q2025 vs.
	2Q2025	1Q2025	2Q2024	1Q2025	2Q2024
Noninterest Expense
Salaries and employee benefits	$9,075	$8,776	$7,568	3%	20%
Occupancy and equipment	1,584	1,581	1,660	0	(5)
Data processing and communication	306	296	530	3	(42)
Professional fees	418	407	406	3	3
FDIC insurance and regulatory assessments	506	487	378	4	34
Promotion and advertising	232	156	151	49	54
Directors’ fees	198	180	178	10	11
Foundation donation and other contributions	636	556	539	14	18
Other expenses	1,082	1,375	779	(21)	39
Total noninterest expense	$14,037	$13,814	$12,189	2%	15%

Second Quarter 2025 vs. First Quarter 2025
Noninterest expense increased $223 thousand, or 2%, primarily due to higher salaries and employee benefits, foundation donation and other contributions, and promotion and advertising, partially offset by a reduction in other expenses.
◦Salaries and employee benefits increased $299 thousand, primarily due to higher incentive accruals and merit-based salary adjustments, partially offset by lower vacation and payroll tax accruals. Higher health insurance costs and lower loan origination costs also contributed to the increase in employee benefits.
◦Foundation donation and other contributions increased $80 thousand, primarily due to higher donation accruals for the Open Stewardship Foundation, reflecting increased net income.
◦Promotion and advertising increased $76 thousand, primarily due to a one-time accrual adjustment recorded during the second quarter of 2025.
◦Other expenses decreased $293 thousand, primarily reflecting a return to normal credit-related expense level following an abnormally high amount in the prior quarter.

Second Quarter 2025 vs. Second Quarter 2024
Noninterest expense increased $1.8 million, or 15%, primarily due to higher salaries and employee benefits, and other expenses, as well as increased FDIC insurance and regulatory assessments, partially offset by a reduction in data processing and communication.
◦Salaries and employee benefits increased $1.5 million, primarily due to higher incentive accruals as well as staffing growth and annual merit-based salary adjustments.
◦Other expenses increased $303 thousand, primarily due to higher credit-related and business development expenses.
◦FDIC insurance and regulatory assessments increased $128 thousand, primarily due to higher FDIC assessment charges. The increase was largely driven by growth in the Bank’s total assets, which expanded the assessment base, along with higher assessment rates.

◦Data processing and communication decreased $224 thousand, primarily due to contractual credits received following the conversion to a new core banking system in the fourth quarter of 2024.

Income Tax Expense

Second Quarter 2025 vs. First Quarter 2025
Income tax expense was $2.1 million for both periods. The effective tax rate decreased to 25.02% from 27.64%. The decrease in effective tax rate was primarily attributable to the revaluation of deferred tax assets resulting from recent California state tax legislation. Additional contributing factors included changes in estimates related to the adoption of an enhanced interim state tax apportionment methodology and increased tax losses from a new investment in low-income housing partnerships.

Second Quarter 2025 vs. Second Quarter 2024
Income tax expense was $2.1 million for both periods. The effective tax rate decreased to 25.02% from 28.21%. The decrease in effective tax rate was primarily attributable to the revaluation of deferred tax assets resulting from recent California state tax legislation. Additional contributing factors included changes in estimates related to the adoption of an enhanced interim state tax apportionment methodology and higher discrete benefits associated with stock-based compensation.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 2Q2025 vs.
	2Q2025	1Q2025	2Q2024	1Q2025	2Q2024
CRE loans	$1,021,431	$1,023,278	$931,284	0%	10%
SBA loans	263,424	258,778	242,395	2	9
C&I loans	193,359	202,250	188,557	(4)	3
Home mortgage loans	593,256	559,543	506,873	6	17
Consumer & other loans	110	36	997	206	(89)
Gross loans	$2,071,580	$2,043,885	$1,870,106	1%	11%

The following table presents loan originations and the corresponding weighted average contractual rates for the periods indicated:

($ in thousands)	For the Three Months Ended						% Change in Amounts 2Q2025 vs.
	2Q2025		1Q2025		2Q2024		1Q2025	2Q2024
	Amount	Rate	Amount	Rate	Amount	Rate
CRE loans	$39,734	7.00%	$69,889	7.03%	$48,284	7.49%	(43)%	(18)%
SBA loans	33,811	8.64	18,206	8.81	13,570	9.80	86	149
C&I loans	3,136	7.72	506	8.18	5,961	8.05	520	(47)
Home mortgage loans	54,837	6.64	74,004	6.42	13,539	7.33	(26)	305
Consumer & other loans	—	—	40	6.05	—	—	(100)	—
Gross loans (1)	$131,518	7.29%	$162,645	6.95%	$81,354	7.89%	(19)%	62%

(1)Excludes changes in line utilization.

The following table summarizes the loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	2Q2025	1Q2025	2Q2024
Beginning Balance	$2,043,885	$1,956,852	$1,804,987
Originations	131,518	162,645	81,354
Net change in line utilization	27,287	12,841	57,698
Purchases	1,750	12,028	5,559
Sales	(26,734)	(36,086)	(32,102)
Payoffs & paydowns	(90,923)	(65,572)	(56,612)
Decrease (increase) in loans held for sale	(15,461)	26	9,590
Other	258	1,151	(368)
Total	27,695	87,033	65,119
Ending balance	$2,071,580	$2,043,885	$1,870,106

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	2Q2025		1Q2025		2Q2024
	%	Rate	%	Rate	%	Rate
Fixed rate	30.8%	5.54%	32.8%	5.55%	36.2%	5.39%
Hybrid rate	39.9	5.81	37.4	5.71	33.9	5.42
Variable rate	29.3	8.16	29.8	8.20	29.9	9.19
Gross loans	100.0%	6.42%	100.0%	6.40%	100.0%	6.54%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of June 30, 2025
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$164,959	5.51%	$276,925	5.92%	$195,603	5.04%	$637,487	5.54%
Hybrid rate	—	—	212,624	4.58	614,965	6.23	827,589	5.81
Variable rate	83,691	7.87	143,054	7.80	379,759	8.37	606,504	8.16
Gross loans	$248,650	6.30%	$632,603	5.89%	$1,190,327	6.72%	$2,071,580	6.42%

Allowance for Credit Losses

The following table summarizes the activity in the allowance for credit losses for the periods presented:

($ in thousands)	As of and For the Three Months Ended			$ Change 2Q2025 vs.
	2Q2025	1Q2025	2Q2024	1Q2025	2Q2024
Allowance for credit losses on loans, beginning	$25,368	$24,796	$22,129	$572	$3,239
Provision for credit losses on loans	1,255	687	627	568	628
Gross charge-offs	(542)	(130)	—	(412)	(542)
Gross recoveries	205	15	4	190	201
Net (charge-offs) recoveries	(337)	(115)	4	(222)	(341)
Allowance for credit losses on loans, ending	$26,286	$25,368	$22,760	$918	$3,526

Allowance for credit losses on off-balance sheet exposure, beginning	$409	$360	$468	$49	$(59)
Provision for (reversal of) credit losses on off-balance sheet exposure	(49)	49	(10)	(98)	(39)
Allowance for credit losses on off-balance sheet exposure, ending	$360	$409	$458	$(49)	$(98)

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% or Basis Point Change 2Q2025 vs.
	2Q2025	1Q2025	2Q2024	1Q2025	2Q2024
Accruing loans 30-89 days past due	$9,804	$6,452	$6,652	52%	47%
As a % of gross loans	0.47%	0.32%	0.36%	15 bps	11 bps

Nonperforming loans (1)	$8,916	$10,412	$4,389	(14)%	103%
Nonperforming assets (1)	10,153	11,649	5,626	(13)	80
Nonperforming loans to gross loans	0.43%	0.51%	0.23%	(8) bps	20 bps
Nonperforming assets to total assets	0.40	0.46	0.25	(6) bps	15 bps

Criticized loans (2)(3)	$23,758	$23,055	$16,428	3.0%	44.6%
Criticized loans to gross loans	1.15%	1.13%	0.88%	2 bps	27 bps

Allowance for credit losses ratios:
As a % of gross loans	1.27%	1.24%	1.22%	3 bps	5 bps
As a % of nonperforming loans	295	244	519	51%	(224)%
As a % of nonperforming assets	259	218	405	41	(146)
As a % of criticized loans	111	110	139	1	(28)
Net (charge-offs) recoveries (4) to average gross loans	(0.06)	(0.02)	0.00	(4) bps	(6) bps

(1)Excludes the guaranteed portion of loans that were in liquidation totaling $13.9 million, $14.3 million and $3.5 million as of June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
(2)Excludes the guaranteed portion of loans that were in liquidation totaling $17.1 million, $17.2 million and $3.5 million as of June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
(3)Consists of special mention, substandard, doubtful and loss categories.
(4)Annualized.

Credit quality remained strong, with nonperforming loans declining to 0.43% of gross loans and annualized net charge-offs at a low 0.06%. The allowance remained adequate at 1.27% of gross loans.
◦Accruing loans 30-89 days past due increased to $9.8 million or 0.47% of gross loans, compared with $6.5 million or 0.32% in the prior quarter.
◦Nonperforming loans decreased $1.5 million, primarily attributable to increased payoffs across various loan categories, partially offset by the addition of a new nonaccrual home mortgage loan.
◦Criticized loans increased $703 thousand, primarily attributable to the downgrade of SBA and home mortgage loans, partially offset by the payoffs of certain home mortgage loans and partial charge-offs.

Deposits

($ in thousands)	As of						% Change 2Q2025 vs.
	2Q2025		1Q2025		2Q2024
	Amount	%	Amount	%	Amount	%	1Q2025	2Q2024
Noninterest-bearing deposits	$565,683	25.1%	$552,797	25.2%	$518,456	26.7%	2%	9%
Money market deposits and others	431,252	19.1	385,080	17.6	332,137	17.1	12	30
Time deposits	1,257,793	55.8	1,251,994	57.2	1,090,228	56.2	0	15
Total deposits	$2,254,728	100.0%	$2,189,871	100.0%	$1,940,821	100.0%	3%	16%

Estimated uninsured deposits	$1,156,311	51%	$1,072,753	49%	$860,419	44%	8%	34%

As of June 30, 2025 vs. March 31, 2025
Total deposits increased $64.9 million or 3%, primarily driven by a $46.2 million increase in money market deposits and others, along with a $12.9 million increase in noninterest-bearing deposits. This growth reflects our continued strategic focus on expanding lower-cost deposit products, resulting in growth in both noninterest-bearing and money market deposit balances.
As of June 30, 2025 vs. June 30, 2024
Total deposits increased $313.9 million or 16%, primarily driven by growth of $167.6 million in time deposits, $99.1 million in money market deposits and others, and $47.2 million in noninterest-bearing deposits. This strong deposit growth reflects the continued strategic focus on developing and deepening deposit relationships with both new and existing customers.

The following table sets forth the maturity of time deposits as of June 30, 2025:

	As of June 30, 2025
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (greater than $250)	$235,531	$146,560	$154,074	$107,185	$—	$643,350
Time deposits ($250 or less)	257,458	150,671	121,833	82,293	2,188	614,443
Total time deposits	$492,989	$297,231	$275,907	$189,478	$2,188	$1,257,793
Weighted average rate	4.48%	4.27%	4.25%	4.27%	3.22%	4.34%

OTHER HIGHLIGHTS

Liquidity

The Company maintains ample access to liquidity, including highly liquid assets on our balance sheet and available unused borrowings from other financial institutions. The following table presents the Company's liquid assets and available borrowings as of dates presented:

($ in thousands)	2Q2025	1Q2025	2Q2024
Liquidity Assets:
Cash and cash equivalents	$205,388	$198,861	$127,676
Available-for-sale debt securities	175,000	182,480	199,205
Liquid assets	$380,388	$381,341	$326,881
Liquid assets to total assets	15%	15%	14%

Available Borrowings:
Federal Home Loan Bank ("FHLB") —San Francisco	$443,207	$381,456	$343,600
Federal Reserve Bank	223,373	217,563	191,421
Pacific Coast Bankers Bank	50,000	50,000	50,000
Zions Bank	25,000	25,000	25,000
First Horizon Bank	25,000	25,000	25,000
Total available borrowings	$766,580	$699,019	$635,021
Total available borrowings to total assets	30%	28%	28%

Liquid assets and available borrowings to total deposits	51%	49%	50%

Capital and Capital Ratios

On July 24, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share of its common stock. The dividend is payable on or about August 21, 2025, to shareholders of record as of the close of business on August 7, 2025. The principal source of funds from which the Company pays dividends are the dividends received from the Bank. Future dividends are subject to Board of Directors’ approval and will depend on the Company’s earnings, financial condition, capital requirements, and other relevant factors. During the second quarter of 2025, the Company repurchased 65,387 shares of its common stock at an average price of $10.77 per share under the Company’s previously announced share repurchase program.

	OP Bancorp(1)	Open Bank	Well- Capitalized Requirement	Minimum Capital Ratio+ Conservation Buffer(2)
Risk-Based Capital Ratios (3):
Total capital	12.26%	12.15%	10.00%	10.50%
Tier 1 capital	11.01	10.90	8.00	8.50
CET1 capital	11.01	10.90	6.50	7.00
Tier 1 leverage	8.96	8.87	5.00	4.00

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonuses to executive officers. This buffer does not apply and is not included in the tier 1 leverage ratio.
(3)The Company’s June 30, 2025 regulatory capital ratios and risk-weighted assets are preliminary.

OP Bancorp					% or Basis Point Change 2Q2025 vs.
	2Q2025		1Q2025	2Q2024	1Q2025	2Q2024
Risk-Based Capital Ratios:
Total capital	12.26%	(1)	12.22%	13.26%	4 bps	(100) bps
Tier 1 capital	11.01	(1)	10.97	12.01	4 bps	(100) bps
CET1 capital	11.01	(1)	10.97	12.01	4 bps	(100) bps
Tier 1 leverage	8.96	(1)	9.22	9.28	(26) bps	(32) bps
Risk-weighted Assets ($ in thousands)	$2,062,986	(1)	$2,034,969	$1,776,821	1%	16%

(1)The Company’s June 30, 2025 regulatory capital ratios and risk-weighted assets are preliminary.

ABOUT OP BANCORP

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties in California, the Dallas metropolitan area in Texas, and Clark County in Nevada and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates twelve full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, Garden Grove and Santa Clara, California, Carrollton, Texas and Las Vegas, Nevada. The Bank also has five loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, Lynnwood, Washington, and Fairfax, Virginia. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters set forth herein constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements that are not statements of historical fact are forward-looking, and readers should not construe these statements of assurances of expected or intended results, or of promises that management will take a given course of action or pursue the currently expected strategies and objectives. Forward-looking statements in this report include comments about the Company’s current business plans and expectations regarding future operating results, as well as management’s statements about expected future events and economic developments, plans, strategies and objectives. All such statements reflect the current intentions, beliefs and expectations of the Company’s executive management based on currently available information and current and expected market conditions. Forward-looking statements can sometimes be identified by the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. Readers should not construe these statements as assurances of a given level of performance, or as promises that we will take the actions our management currently expects.

Our forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected or could cause us to change plans or strategies or otherwise to take actions that differ from those we currently expect. The known risks and uncertainties that may have these effects are described in Part II, Item 1A, of our Quarterly Report on Form 10-Q for the period ended March 31, 2025, and in our other filings with the Securities and Exchange Commission. You should read all forward-looking statements in the context of the foregoing and should not consider them to be reliable predictions of future events or as assurances of a particular level of performance or intended course of action. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
Contact

Investor Relations
OP Bancorp
Jaehyun Park
EVP & CFO
213.593.4865
jaehyun.park@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 2Q2025 vs.
	2Q2025	1Q2025	2Q2024	1Q2025	2Q2024
Assets
Cash and due from banks	$16,592	$12,575	$21,771	32%	(24)%
Interest-bearing deposits with banks	188,796	186,286	105,905	1	78
Cash and cash equivalents	205,388	198,861	127,676	3	61
Available-for-sale debt securities, at fair value	175,000	182,480	199,205	(4)	(12)
Other investments	17,101	16,517	16,367	4	4
Loans held-for-sale	20,016	4,555	6,485	339	209
CRE loans	1,021,431	1,023,278	931,284	0	10
SBA loans	263,424	258,778	242,395	2	9
C&I loans	193,359	202,250	188,557	(4)	3
Home mortgage loans	593,256	559,543	506,873	6	17
Consumer loans	110	36	997	206	(89)
Gross loans	2,071,580	2,043,885	1,870,106	1	11
Allowance for credit losses on loans	(26,286)	(25,368)	(22,760)	4	15
Net loans	2,045,294	2,018,517	1,847,346	1	11
Premises and equipment, net	6,852	6,526	4,716	5	45
Accrued interest receivable	9,991	9,871	8,555	1	17
Servicing assets	10,572	10,848	11,043	(3)	(4)
Company owned life insurance	23,259	23,084	22,566	1	3
Deferred tax assets, net	12,633	13,183	14,117	(4)	(11)
Other real estate owned ("OREO")	1,237	1,237	1,237	—	—
Operating right-of-use assets	9,887	6,930	8,348	43	18
Other assets	26,365	20,362	23,019	29	15
Total assets	$2,563,595	$2,512,971	$2,290,680	2%	12%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$565,683	$552,797	$518,456	2%	9%
Money market and others	431,252	385,080	332,137	12	30
Time deposits greater than $250	643,350	610,783	533,857	5	21
Other time deposits	614,443	641,211	556,371	(4)	10
Total deposits	2,254,728	2,189,871	1,940,821	3	16
FHLB advances	50,000	75,000	115,000	(33)	(57)
Accrued interest payable	15,720	14,994	15,504	5	1
Operating lease liabilities	12,243	9,193	9,000	33	36
Other liabilities	17,186	13,824	14,369	24	20
Total liabilities	2,349,877	2,302,882	2,094,694	2	12
Shareholders' equity:
Common stock	72,984	73,697	73,749	(1)	(1)
Additional paid-in capital	11,484	11,371	11,441	1	0
Retained earnings	143,114	138,563	127,929	3	12
Accumulated other comprehensive loss, net of tax	(13,864)	(13,542)	(17,133)	2	(19)
Total shareholders’ equity	213,718	210,089	195,986	2	9
Total liabilities and shareholders' equity	$2,563,595	$2,512,971	$2,290,680	2%	12%

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 2Q2025 vs.
	2Q2025	1Q2025	2Q2024	1Q2025		2Q2024
Interest income
Interest and fees on loans	$34,263	$31,689	$30,605	8%		12%
Interest on available-for-sale debt securities	1,437	1,496	1,590	(4)		(10)
Other interest income	1,965	1,674	2,162	17		(9)
Total interest income	37,665	34,859	34,357	8		10
Interest expense
Interest on deposits	17,475	16,608	17,343	5		1
Interest on borrowings	469	833	820	(44)		(43)
Total interest expense	17,944	17,441	18,163	3		(1)
Net interest income	19,721	17,418	16,194	13		22
Provision for credit losses	1,206	736	617	64		95
Net interest income after provision for credit losses	18,515	16,682	15,577	11		19
Noninterest income
Service charges on deposits	1,017	1,000	793	2		28
Loan servicing fees, net of amortization	900	1,007	575	(11)		57
Gains on sale of loans	1,441	2,019	2,325	(29)		(38)
Other income	610	790	491	(23)		24
Total noninterest income	3,968	4,816	4,184	(18)		(5)
Noninterest expense
Salaries and employee benefits	9,075	8,776	7,568	3		20
Occupancy and equipment	1,584	1,581	1,660	0		(5)
Data processing and communication	306	296	530	3		(42)
Professional fees	418	407	406	3		3
FDIC insurance and regulatory assessments	506	487	378	4		34
Promotion and advertising	232	156	151	49		54
Directors’ fees	198	180	178	10		11
Foundation donation and other contributions	636	556	539	14		18
Other expenses	1,082	1,375	779	(21)		39
Total noninterest expense	14,037	13,814	12,189	2		15
Income before income tax expense	8,446	7,684	7,572	10		12
Income tax expense	2,113	2,124	2,136	(1)		(1)
Net income	$6,333	$5,560	$5,436	14%		17%

Book value per share, at period-end	$14.36	$14.09	$13.23	2%		9%
EPS - basic	0.42	0.37	0.36	14		17
EPS - diluted	0.42	0.37	0.36	14		17

Shares of common stock outstanding, at period-end	14,885,614	14,914,261	14,816,281	(0	) %	0%
Weighted average shares:
- Basic	14,859,718	14,857,234	14,868,344	0%		0%
- Diluted	14,859,718	14,857,234	14,868,344	0		0

KEY RATIOS

	As of and For the Three Months Ended				Basis Point Change 2Q2025 vs.
	2Q2025		1Q2025	2Q2024	1Q2025	2Q2024
ROA (1)	1.00%		0.92%	0.95%	8 bps	5 bps
ROE (1)	11.97		10.73	11.23	124 bps	74 bps
Net interest margin (1)	3.23		3.01	2.96	22 bps	27 bps
Efficiency ratio (2)	59.25		62.13	59.81	(288) bps	(56) bps

Total risk-based capital ratio	12.26%	(3)	12.22%	13.26%	4 bps	(100) bps
Tier 1 risk-based capital ratio	11.01	(3)	10.97	12.01	4 bps	(100) bps
CET1 capital ratio	11.01	(3)	10.97	12.01	4 bps	(100) bps
Tier 1 leverage capital ratio	8.96	(3)	9.22	9.28	(26) bps	(32) bps

(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)The Company’s June 30, 2025 regulatory capital ratios and risk-weighted assets are preliminary.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Six Months Ended
	2Q2025	2Q2024	% Change
Interest income
Interest and fees on loans	$65,952	$60,747	9%
Interest on available-for-sale debt securities	2,933	3,050	(4)
Other interest income	3,639	3,473	5
Total interest income	72,524	67,270	8
Interest expense
Interest on deposits	34,083	33,018	3
Interest on borrowings	1,302	2,079	(37)
Total interest expense	35,385	35,097	1
Net interest income	37,139	32,173	15
Provision for credit losses	1,942	762	155
Net interest income after provision for credit losses	35,197	31,411	12
Noninterest income
Service charges on deposits	2,017	1,405	44%
Loan servicing fees, net of amortization	1,907	1,347	42
Gains on sale of loans	3,460	4,028	(14)
Other income	1,400	990	41
Total noninterest income	8,784	7,770	13
Noninterest expense
Salaries and employee benefits	17,851	15,409	16
Occupancy and equipment	3,165	3,315	(5)
Data processing and communication	602	1,017	(41)
Professional fees	825	801	3
FDIC insurance and regulatory assessments	993	752	32
Promotion and advertising	388	300	29
Directors’ fees	378	335	13
Foundation donation and other contributions	1,192	1,079	10
Other expenses	2,457	1,338	84
Total noninterest expense	27,851	24,346	14
Income before income tax expense	16,130	14,835	9
Income tax expense	4,237	4,173	2
Net income	$11,893	$10,662	12%

Book value per share, at period-end	$14.36	$13.23	9%
EPS - basic	0.79	0.70	13
EPS - diluted	0.79	0.70	13

Shares of common stock outstanding, at period-end	14,885,614	14,816,281	0%
Weighted average shares:
- Basic	14,858,483	14,930,090	0%
- Diluted	14,858,483	14,930,090	0%

KEY RATIOS

	As of and For the Six Months Ended			Basis Point Change 2Q2025 vs.
	2Q2025		2Q2024
ROA (1)	0.96%		0.96%	0 bps
ROE (1)	11.36		11.03	33 bps
Net interest margin	3.12		3.01	11 bps
Efficiency ratio (2)	60.65		60.95	(30) bps

Total risk-based capital ratio	12.26%	(3)	13.26%	(100) bps
Tier 1 risk-based capital ratio	11.01	(3)	12.01	(100) bps
CET1 capital ratio	11.01	(3)	12.01	(100) bps
Tier 1 leverage capital ratio	8.96	(3)	9.28	(32) bps

(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)The Company’s June 30, 2025 regulatory capital ratios and risk-weighted assets are preliminary.

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	2Q2025	1Q2025	2Q2024
Nonaccrual loans (1)(2)	$8,916	$10,412	$4,389
Loans 90 days or more past due, accruing	—	—	—
Nonperforming loans	8,916	10,412	4,389
OREO	1,237	1,237	1,237
Nonperforming assets	$10,153	$11,649	$5,626

Criticized loans (3) by risk categories:
Special mention loans	$9,257	$7,190	$3,339
Classified loans (4)	14,501	15,865	13,089
Total criticized loans	$23,758	$23,055	$16,428

Nonperforming loans to gross loans	0.43%	0.51%	0.23%
Nonperforming assets to gross loans & OREO	0.49	0.57	0.30
Nonperforming assets to total assets	0.40	0.46	0.25
Classified loans to gross loans	0.70	0.78	0.70
Criticized loans to gross loans	1.15	1.13	0.88

Allowance for credit losses ratios:
As a % of gross loans	1.27%	1.24%	1.22%
As a % of nonperforming loans	295	244	519
As a % of nonperforming assets	259	218	405
As a % of classified loans	181	160	174
As a % of criticized loans	111	110	139

Net (charge-offs) recoveries	$(337)	$(115)	$4
Net (charge-offs) recoveries (5) to average gross loans	(0.06)%	(0.02)%	0.00%

(1)Excludes loans held-for-sale.
(2)Excludes the guaranteed portion of loans that are in liquidation totaling $13.9 million, $14.3 million and $3.5 million as of June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
(3)Excludes the guaranteed portion of loans that are in liquidation totaling $17.1 million, $17.2 million and $3.5 million as of June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
(4)Consists of substandard, doubtful and loss categories.
(5)Annualized.

($ in thousands)	2Q2025	1Q2025	2Q2024
Accruing delinquent loans 30-89 days past due by loan type:
CRE loans	$—	$—	$—
SBA loans	4,509	2,483	1,303
C&I loans	—	—	—
Home mortgage loans	298	3,969	2,471
Total 30-59 days	4,807	6,452	3,774
CRE loans	—	—	—
SBA loans	1,883	—	—
C&I loans	—	—	—
Home mortgage loans	3,114	—	2,878
Total 60-89 days	4,997	—	2,878

CRE loans	—	—	—
SBA loans	6,392	2,483	1,303
C&I loans	—	—	—
Home mortgage loans	3,412	3,969	5,349
Total accruing delinquent loans 30-89 days past due	$9,804	$6,452	$6,652

Nonaccrual loans (1) by loan type:
CRE loans	$1,802	$1,937	$—
SBA loans	5,696	6,371	3,757
C&I loans	—	—	421
Home mortgage loans	1,418	2,104	211
Total nonaccrual loans	$8,916	$10,412	$4,389

Criticized loans(2) by loan type:
CRE loans	$8,816	$8,988	$5,896
SBA loans	12,949	11,574	9,771
C&I loans	575	389	550
Home mortgage loans	1,418	2,104	211
Total criticized loans	$23,758	$23,055	$16,428

(1)Excludes the guaranteed portion of loans that were in liquidation totaling $13.9 million, $14.3 million and $3.5 million as of June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
(2)Excludes the guaranteed portion of loans that were in liquidation totaling $17.1 million, $17.2 million and $3.5 million as of June 30, 2025, March 31, 2025 and June 30, 2024, respectively.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	2Q2025			1Q2025			2Q2024
($ in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$147,874	$1,648	4.41%	$124,069	$1,372	4.42%	$135,984	$1,847	5.37%
Other investments	16,961	317	7.47	16,469	302	7.33	16,307	315	7.72
Available-for-sale debt securities, at fair value	180,193	1,437	3.19	184,649	1,496	3.24	195,512	1,590	3.25
CRE loans	1,028,961	16,013	6.24	1,000,426	14,980	6.07	910,116	13,742	6.07
SBA loans	283,130	6,618	9.38	265,953	6,207	9.47	256,987	7,116	11.14
C&I loans	195,547	3,667	7.52	212,106	3,778	7.22	173,100	3,367	7.82
Home mortgage loans	587,454	7,962	5.42	526,326	6,718	5.11	501,862	6,348	5.06
Consumer loans	76	3	15.86	233	6	9.75	1,219	32	10.44
Total loans (2)	2,095,168	34,263	6.56	2,005,044	31,689	6.39	1,843,284	30,605	6.67
Total interest-earning assets	2,440,196	37,665	6.18	2,330,231	34,859	6.04	2,191,087	34,357	6.29
Noninterest-earning assets	83,394			77,823			89,446
Total assets	$2,523,590			$2,408,054			$2,280,533

Interest-bearing liabilities:
Money market deposits and others	$408,667	$3,586	3.52%	$353,804	$3,085	3.54%	$338,554	$3,494	4.15%
Time deposits	1,267,363	13,889	4.40	1,208,032	13,523	4.54	1,102,587	13,849	5.05
Total interest-bearing deposits	1,676,030	17,475	4.18	1,561,836	16,608	4.31	1,441,141	17,343	4.84
Borrowings	46,707	469	4.04	78,944	833	4.28	77,314	820	4.27
Total interest-bearing liabilities	1,722,737	17,944	4.18	1,640,780	17,441	4.31	1,518,455	18,163	4.81
Noninterest-bearing liabilities:
Noninterest-bearing deposits	547,545			522,054			529,179
Other noninterest-bearing liabilities	41,624			38,014			39,301
Total noninterest-bearing liabilities	589,169			560,068			568,480
Shareholders’ equity	211,684			207,206			193,598
Total liabilities and shareholders’ equity	$2,523,590			2,408,054			2,280,533

Net interest income / interest rate spreads		$19,721	2.00%		$17,418	1.73%		$16,194	1.48%
Net interest margin			3.23%			3.01%			2.96%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,223,575	$17,475	3.15%	$2,083,890	$16,608	3.23%	$1,970,320	$17,343	3.54%
Total funding liabilities / cost of funds	2,270,282	17,944	3.17	2,162,834	17,441	3.27	2,047,634	18,163	3.57

(1)Annualized.
(2)Includes loans held-for-sale.

	For the Six Months Ended
	2Q2025			2Q2024
($ in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$136,038	$3,020	4.41%	$104,515	$2,836	5.37%
Other investments	16,716	619	7.40	16,286	637	7.82
Available-for-sale debt securities, at fair value	182,409	2,933	3.22	193,448	3,050	3.15
CRE loans	1,014,772	30,993	6.16	906,290	27,471	6.10
SBA loans	274,589	12,825	9.42	257,554	14,329	11.19
C&I loans	203,781	7,445	7.37	154,018	6,037	7.88
Home mortgage loans	557,058	14,681	5.27	506,943	12,843	5.07
Consumer & other loans	154	8	11.27	1,303	67	10.26
Total loans (2)	2,050,354	65,952	6.47	1,826,108	60,747	6.68
Total interest-earning assets	2,385,517	72,524	6.11	2,140,357	67,270	6.31
Noninterest-earning assets	80,624			88,516
Total assets	$2,466,141			$2,228,873

Interest-bearing liabilities:
Money market deposits and others	$381,387	$6,671	3.53%	$352,970	$7,434	4.24%
Time deposits	1,237,862	27,412	4.47	1,028,515	25,584	5.00
Total interest-bearing deposits	1,619,249	34,083	4.24	1,381,485	33,018	4.81
Borrowings	62,736	1,302	4.19	92,998	2,079	4.50
Total interest-bearing liabilities	1,681,985	35,385	4.24	1,474,483	35,097	4.79
Noninterest-bearing liabilities:
Noninterest-bearing deposits	534,870			521,841
Other noninterest-bearing liabilities	39,829			39,253
Total noninterest-bearing liabilities	574,699			561,094
Shareholders’ equity	209,457			193,296
Total liabilities and shareholders’ equity	$2,466,141			2,228,873

Net interest income / interest rate spreads		$37,139	1.87%		$32,173	1.52%
Net interest margin			3.12%			3.01%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,154,119	$34,083	3.19%	1,903,326	$33,018	3.49%
Total funding liabilities / cost of funds	2,216,855	35,385	3.22	1,996,324	35,097	3.54

(1)Annualized.
(2)Includes loans held-for-sale.